UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 27, 2003

PORTLAND GENERAL ELECTRIC COMPANY

(Exact name of registrant as specified in its charter)

Oregon	Commission File Number	93-0256820
(State or other jurisdiction of incorporation or organization)	1-5532-99	(I.R.S. Employer Identification No.)

121 SW Salmon Street, Portland, Oregon 97204

(Address of principal executive offices) (zip code)

Registrant's telephone number, including area code: (503) 464-8000

Item 5. Other Events

Enron Chapter 11 Plan

On July 11, 2003, Enron Corp. (Enron) and its debtor-in-possession subsidiaries (collectively with the Company, the Debtors) filed their proposed joint Chapter 11 plan (the Plan) and related disclosure statement (the Disclosure Statement) with the U.S. Bankruptcy Court for the Southern District of New York (the Bankruptcy Court). The Plan and Disclosure Statement provide information about the assets that are in the bankruptcy estate and how the value of those assets will be distributed to the creditors.

Portland General Electric Company (PGE) is not one of the Debtors. However, the common stock of PGE held by Enron is part of the bankruptcy estate.

Enron is continuing the sale process for PGE. If PGE is not sold, under the Plan, the shares of PGE's common stock will be distributed over time to the Debtors' creditors.

The above description is a brief summary of information about PGE contained in the Plan and the Disclosure Statement, both of which are available at Enron's website located at www.enron.com/corp/por, and the Bankruptcy Court's website located at www.nysb.uscourts.gov.

Portland General Holdings, Inc. Bankruptcy

On June 27, 2003, Portland General Holdings, Inc. (PGH), a wholly owned subsidiary of Enron, filed to initiate bankruptcy proceedings under the federal Bankruptcy Code. The PGH filing has been consolidated with the Enron bankruptcy proceeding. None of PGH's subsidiaries are included in the bankruptcy filing. At March 31, 2003, PGE had outstanding accounts and notes receivable from PGH and its subsidiaries of $10 million, comprised of $2 million related to non-regulated asset sales, $4 million related to PGH employee benefit plans, $3 million for employee and other corporate governance services, and a $1 million loan to a PGH subsidiary. Of the total $10 million receivable balance, $5 million was due from PGH. Based on management's assessment of the realizability of these receivables from PGH and its subsidiaries, a reserve of $2 million was established in December 2002. PGE will continue to assess the collectibility of the above receivable balance.

Legal Proceedings:

People of the State of Montana, ex rel. Mike McGrath, Attorney General of the State of Montana; Flathead Electric Cooperative, Inc., and Roes 1 through 100, inclusive v. Williams Energy Marketing and Trading Company; Reliant Energy Services, Inc; Duke Energy Trading and Marketing, LLC; Mirant Corporation; Enron Energy Services, Inc.; Enron Power Marketing, Inc., Morgan Stanley Capital Group, Inc.; Powerex; El Paso Merchant Energy; American Electric Power; Avista Corporation; Portland General Electric Company; BP Energy; Goldman Sachs Group, Inc. and Does1 through 100, Inclusive, Montana First Judicial District, Lewis and Clark County

On June 30, 2003, the Montana Attorney General filed a complaint in Montana state court against PGE and numerous named and unnamed generators, suppliers, traders, and marketers of electricity and natural gas in Montana. The Complaint alleges unfair and deceptive trade practices in violation of the Montana Unfair Trade and Practices and Consumer Protection Act, deception, fraud and intentional infliction of harm arising from various actions alleged to have been undertaken in the western wholesale electricity and natural gas markets during 2000 and 2001. The relief sought includes injunctive relief to prohibit the unlawful practices alleged, treble damages, general damages, interest, and attorney fees. No monetary amount is specified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

July 11, 2003	By:	/s/ James J. Piro
James J. Piro Executive Vice President, Finance Chief Financial Officer and Treasurer

July 11, 2003	By:	/s/ Kirk M. Stevens
Kirk M. Stevens Controller and Assistant Treasurer